Exhibit 10.52

:

Continuance of the CREDIT OPENING AGREEMENT - BB GIRO EMPRESA FLEX No. xxx, entered into by and between CIMCORP COMERCIO INTERNACIONAL E INFORMATICA SA and Banco do Brasil S.A., in the amount of R$3,400,000.00, with final expiration on September 03, 2012.

Proposal for credit use
BB Giro Empresa Flex – Structured releases – Working capital.

Ref. Credit Opening Agreement - BB Giro Empresa Flex – Operation No.

as of September 09, 2011.

1. Financer
1 Corporate name	CNPJ [Corporate Taxpayer’s Registry]	. Branch (pref/dv)
I BANCO DO BRASIL S.A.	I	. 3221-2
| Branch (name)
EMPRESARIA AV PAULISTA

2. Beneficiary
Corporate name
1 CIMCORP COMERCIO INTERNACIONAL E INFORMATICA SA | CNPJ j Current account Address
ALAMEDA MADEIRA 258- SALA 707
District BARUERI
City BARUERI
State SP
CEP [Zip Code] 06454-010
DDD [Direct Distance Calling Code]/Telephone
(11) 3759-3865

3. Data of the Proposal
3.1 Value of the Proposal-

3,400,000.00
Value in words
THREE MILLION AND FOUR HUNDRED THOUSAND REAIS
3.2 Expiration (date of the last capital installment)
August 28th, 2014	1
3.3 Term (in months and days – automatic)
35 months and 12 days
3.4 Financial charges
Prefixed.	CDI [Interbanking Deposit Certificates]
Charge (% per month)	Effective charge (% a.a.)| Effective Surcharge (% a.a.)	Percentage (%)
S1.450	18.857
3.5 Base date for the debit of charges
Day
28th of each month
4. Use of limit

The BENEFICIARY based on the aforementioned Credit Opening Agreement - BB GIRO EMPRESA FLEX requests the use of the value set forth above for the reinforcement of its Working Capital.

Continuance of the CREDIT OPENING AGREEMENT - BB GIRO EMPRESA FLEX No. __, entered into by and between CIMCORP COMERCIO INTERNACIONAL E INFORMATICA SA and Banco do Brasil S.A., in the amount of R$3,400,000.00, with final expiration on September 03, 2012.

Ref. Credit Opening Agreement - BB Giro Empresa Flex – Operation No. __, as of September 09, 2011.

5. Payment form of the principal

Without prejudice to the expiration set forth in item3 of the Caput of the Credit Opening Agreement - BB GIRO EMPRESA FLEX, No. __, as of September 09, 2011 and of the requirements set forth in the other clauses, including financial charges, the BENEFICIARY undertakes to pay Banco do Brasil S.A. the debt resulting from this proposal for the use of resources in three (3) capital installments with the expirations and par values set forth below, the BENEFICIARY undertaking to settle along with the last installment, on August 28, 2014, all liabilities resulting from this proposal. Any receipt of the installments out of the terms agreed shall constitute a simple allowance, which will not affect in any way the dates of its expirations or the other clauses and conditions of the Agreement in reference, nor will constitute novation or amendment of what is agreed, including with respect to the charges resultant from the default.

Date August 28th, 2012	Value - R$ 1,133,333.33	Date August 28th, 2013	Value - R$ 1,133,333.33	Date August 28th, 2014	Value - R$ 1,133,333.33

Place	Issuance Date

SÃO PAULO	September 15th, 2011
Beneficiary (Legal Representative(s))

Name: JURI SAUKAS
CPF [Individual Taxpayer’s Registry]:
Identity Card:
Issuing Body-State: SSP SP
Title: FINANCIAL OFFICER
Civil Status:
Address:
City/State/Zip Code:

Ref. Credit Opening Agreement - BB Giro Empresa Flex - OPERATION No. xxx, as of September 09th, 2011.

Beneficiary (Legal Representative(s)) ~ Continue

Signature of the legal representative

Name:                                         TADEU VANI FUCCI
CPF:
Identity Card:
Issuing Body-State:                SSP SP
Title:                                          ENTREPRENEUR
Civil Status:
Address:
City/State/Zip Code:

Banco do Brasil S.A.

Signature

Witnesses

Name:
CPF:

Nome:
CPF:

The BANK makes available to the client(s), the following telephone numbers: Services Central - 4004.0001* or 0800.729.0001;
Costumer Service (information, doubts, suggestions, compliments, complaints, suspension or cancellation) - 0800.729.0722;
For Clients with Hearing Disability of Speech Impediment - 0800.729.0088;
BB Ombudsmen (demands not settled in the ordinary service) - 0800.729.5678.
* Costs of local calls and taxes shall be charged pursuant to the State of origin. In the case of calls at mobile phones, costs of the call plus taxes according to the operator.

:

Continuance of the CREDIT OPENING AGREEMENT - BB GIRO EMPRESA FLEX No. __, entered into by and between CIMCORP COMERCIO INTERNACIONAL E INFORMATICA SA and Banco do Brasil S.A., in the amount of R$3,400,000.00, with final expiration on September 03, 2012.

CREDIT OPENING AGREEMENT BB GIRO EMPRESA FLEX No. __

CAPUT - Banco do Brasil S.A., a mixed corporation headquartered at Brasília, Federal Capital, hereinafter referred to as FINANCER, represented by its Agency EMPRES.AV.PAULISTA-SP, prefix 3221-2, enrolled with the Corporate Taxpayer’s Registry of the Ministry of Finance (CNPJ/MF) under No. __, represented by Mrs. KELLY CRISTIANE FERNANDES DE ARAUJO BEZERRA, and Mr. LARRY CAPARELLI, , undersigned and, on the other side, CIMCORP COMERCIO INTERNACIONAL E INFORMATICA SA, a CLOSED CAPITAL BUSINESS CORPORATION, headquartered at BARUERI-SP, at ALAMEDA MADEIRA 258 SL 7 07, BARUERI, CEP: xxx, enrolled with the Corporate Taxpayer’s Registry of the Ministry of Finance (CNPJ/MF) under No. __, herein represented by Mr. JURI SAUKAS, TADEU VANI FUCCI, hereinafter referred to as BENEFICIARY, have mutually agreed upon the following clauses:

ONE – OPENING AND DESTINATION OF THE CREDIT – The FINANCER opens to the BENEFICIARY, and it accepts, a revolving credit, up to the limit of three million four hundred thousand reais (R$ 3,400,000.00), destined to the loan of working capital or financing for the acquisition of goods and services made by the BENEFICIARY before its SUPPLIERS, hereinafter referred to as SUPPLIER, being hereby agreed that it is not permitted any application of this credit in fixed investments, the FINANCER transferring the respective amounts, when released, for credit to the current account of deposits from the BENEFICIARY, number __, at the branch 3221-2 or to credit of the SUPPLIER(S) listed in the Financing Spreadsheet to be forwarded by the BENEFICIARY to the FINANCER.

SOLE PARAGRAPH – The BENEFICIARY is aware that any use of the open credit shall be subject to previous understanding with the FINANCER, while subject to the existence, at the time, of availability of budget resources, as well as to the other conditions set forth herein.

TWO - CREDIT RELEASE – The use of the resources shall be presented to FINANCER’s branch, prefix 3221-2, by means of delivery of Credit Use Proposal, hereinafter referred to as PROPOSAL, which shall specify the financial costs, the terms, the value and the payment form of the capital installments and the other conditions of the operation. This PROPOSAL shall be signed by the BENEFICIARY or by its legal representatives, which terms shall report hereto, which, is accepted by FINANCER, shall be an integral part to this Instrument for all legal purposes.
PARAGRAPH ONE – In the case of payment to the supplier, the PROPOSAL shall contain, in addition to the information set forth in this CLAUSE, the information required to the identification of the SUPPLIER, the list of the invoices, trade notes, collection notes or other documents, issued by the SUPPLIER, with respect to the products sold or services carried out giving rise to the respective issuances, as well as the value of the release request to be credited to each SUPPLIER.
PARAGRAPH TWO – The PROPOSAL, duly signed and accompanied of the documents related thereto, becomes an integral part hereto for all legal purposes.
PARAGRAPH THREE – The attachments of the PROPOSAL with the indication of the list of SUPPLIERS, mentioned in Paragraph one of this Clause, may be submitted to the FINANCER by e-mail.
PARAGRAPH FOUR – The system for the forwarding by e-mail of the information by the BENEFICIARY, as well as to the processing of the respective payments to the suppliers, shall take place according to what is set forth in this Bank Services Agreement, entered into by and between the BENEFICIARY and the FINANCER.
PARAGRAPH FIVE – The BENEFICIARY is responsible for the information of all data set forth in the PROPOSAL and its attachments, the FINANCER reserving the right to refrain from performing the credit operation in the event of controversy with any o the data informed.

PARGARAPH SIX – In the case of wrong information or return of the credit by other banks, for any reasons, the BENEFICIARY is aware that the values released shall be credit to the current account number xxx, at the branch 3221-2, on the date in which the resource is made available to the FINANCER, being owed financial charges since the original date of the release.

THREE – PAYMENT TO THE SUPPLIER – If in agreement with the PROPOSAL, the FINANCER shall pay to the SUPPLIER, on the account of the BENEFICIARY, the value set forth therein.
PARAGRAPH ONE – THE BENEFICIARY ASSUMES THE OFFICE OF TRUSTEE OF THE INVOICES, TRADE NOTES OR OTHER DOCUMENTS ARISING OUT OF THE SALE OPERATIONS OR PROVISION OF SERVICES CARRIED OUT BY THE SUPPLIER. THE BENEFICIARY HEREBY UNDERTAKES TO KEEP IT AND DELIVER TO THE FINANCER, PROMPTLY, WHEN REQUESTED BY IT. NO COMPENSATION SHALL BE OWED TO THE BENEFICIARY FOR THE RESPONSIBILITY ASSUMED, WHICH EXPENSES SHALL BE BORNE BY IT. PARAGRAPH TWO – The payments/credits made on behalf of the SUPPLIER, for all purposes hereof, shall work as supplies in cash made to the BENEFICIARY due to the account of its open limit.
PARAGRAPH THREE – With respect to collection notes, it shall be delivered by the BENEFICIARY at the time of submission of the PROPOSAL and shall, further, mandatorily, indicate the BENEFICIARY as drawee and SUPPLIER as assignor. The physical submission of the collection notes may be waived when used the systematic of electronic submission of the information with respect to the payments of the suppliers, which shall be described in the attachments to the PROPOSAL, without prejudice to what is set forth in Clause "CREDIT RELEASE". PARAGRAPH FOUR – The noncompliance with the conditions set forth in the previous paragraph shall imply in the ineffectiveness of the PROPOSAL, releasing FINANCER from any payment set forth in this Clause.
PARAGRAPH FIVE – The BENEFICIARY acknowledges that all credits requested by it shall be analyzed by the FINANCER, being at its sole and exclusive option to grant the same or not, without the BENEFICIARY being entitled to plead, judicial or extra-judicially, indemnity or refund for losses and damages at any title.

FOUR – DEBITS OF CHARGES AND EXPENSES – The financial charges, other accessories and expenses shall be debited upon notice, to the deposits account of the BENEFICIARY, to the extent in which it is required, FINANCER being hereby verified the absence or insufficient allowance in said deposits account authorized to transfer from the account of this credit opening to said deposits account the amounts required to the coverage of said amounts.
PARAGRAPH ONE – The credits in this deposits account, by force of the anticipated transfer, shall work, for all purposes, as supplies in cash made to the BENEFICIARY due to the open credit. PARAGRAPH TWO – IF THERE IS NO MARGIN AVAILABLE IN THE CONTRACTUAL LIMIT OF three million four hundred thousand reais Three million four hundred thousand reais (R$ 3,400,000.00) FOR THE PERFORMANCE OF SAID TRANSFER, FINANCER MAY CONSIDER THE INSTRUMENT TERMINATED IN ADVANCE IF, WITHIN ONE (1) DAY, THE VALUE OF THE FINANCIAL CHARGES, OTHER ACCESSORIES AND EXPENSES SET FORTH IN THE *CAPUT* OF THIS CLAUSE IS NOT SETTLED.
PARAGRAPH THREE – THE LACK OF OR UNAVAILABILITY AT THE CREDIT OPENING ACCOUNT FOR THE DEBIT OF SUCH EXPENSES MAY RESULT IN THE ADVANCE TERMINATION OF THE CREDIT INSTRUMENT IF, WITHIN TEN (10) DAYS, THE VALUE OF THE EXCESS IS NOT DEPOSITED.
PARAGRAPH FOUR – If the drafts accepted by the FINANCER exceed the open credit, it shall be promptly raised to said value, only for the purposes of judicial collection.

FIVE – USE OF THE RESOURCES – The BENEFICIARY may use the limit of the open credit at once, or in installments, observing what is set forth in the other clauses hereof and observed the minimum value for each use of one thousand Reais (R$ 1,000.00).
PARAGRAPH ONE – The use and reuse of the limit shall be made by means of request to the FINANCER or by the electronic means available, save the requirement of delivery of the PROPOSAL signed by the BENEFICIARY before the FINANCER’s branch, prefix 3221. PARAGRAPH TWO – The BENEFICIARY undertakes to, if opting for the use and reuse of the limit by electronic means, observing what is set forth in the previous Paragraph, to sign the respective Term of Adhesion to the use of the correspondent application, expressly declaring to be fully aware of the provisions set forth in the Regulation that governs its use, which is duly registered at the Notary’s Office of the 1st Registrar of Titles and Documents of Brasília under No. 345891, as of December 10, 1999, and notes, which copy it hereby declares to have received, undertaking, further, to observe it in full. PARAGRAPH THREE – The BENEFICIARY is responsible, fully and irrevocably, for the damages or losses resulting from the undue use of the password, including by its officer(s), security administrator(s) or representative(s), as well as for the breach of its respective secrecy, that may give rise to undue drafts or transfers from its current account or from any other financial operations in which it is the holder. PARAGRAPH FOUR – The BENEFICIARY acknowledges as valid the entries correspondent to the credits or debits processed electronically, as a result of the use of its access password, personal and non-transferable, for the execution of transactions related hereto, generated in its current account.
PARAGRAPH FIVE - THE BENEFICIARY is aware that the transactions made available electronically are subject to time limit. These limits are determined by the FINANCER to the electronic means used, with the purpose of safeguarding the security of the BENEFICIARY. The transactions performed electronically, after the time limit determined by the FINANCER shall not be accepted for processing.
PARAGRAPH SIX - FINANCER undertakes to process the transactions correctly made by the BENEFICIARY, electronically, not being responsible for any problems, including the failure to confirm payments or credits, resulting from failures in BENEFICIARY’s equipment and/or inexactness of the information provided by it.
PARAGRAPH SEVEN - FINANCER is, irrevocably and unconditionally, authorized to perform entries to BENEFICIARY’s current account and respective accounting records, of the transactions carried out by the BENEFICIARY electronically and by means of the use of its password.

SIX – RECOMPOSITION OF THE LIMIT - BENEFICIARY may reuse, under the exact terms hereof, the amounts duly delivered to the FINANCER for Amortization of the debt, observing the criteria established in the other Clauses hereof. The use in installments or reuse of the amortized credit installments constitutes the grant of a new credit.

SEVEN - CREDIT USES – Each request of use of credit shall be considered as a loan of the Revolving credit, and the sum of all loans in force cannot exceed, in any event, the Global Limit (Limit of the credit granted) in the value of Three million four hundred thousand reais (R$ 3,400,000.00), aforementioned, being subject to all clauses and conditions hereof.

EIGHT – ORDINARY FINANCIAL CHARGES – THE VALUES OF THE OPEN CREDIT, WHILE UNDER USE BY THE BENEFICIARY, AS WELL AS THE DEBT BALANCES RESULTANT THEREFROM, SHALL HAVE THE COLLECTION OF INTERESTS AT THE MONTHLY RATE SET FORTH IN ITEM 3 OF THE CREDIT USE PROPOSAL, EXECUTED AT THE TIME OF THE RELEASES, EQUIVALENT TO THE ANNUAL EFFECTIVE RATE, ALSO SET FORTH IN ITEM 3 OF SAID PROPOSAL, CALCULATED PER CALENDAR DAYS BASED ON THE DAILY EQUIVALENT RATE (WORKING MONTH: 30 DAYS).
PARAGRAPH ONE – THE INTERESTS SHALL BE DEBITED MONTHLY, ON EACH BASE DATE, AT THE REDEMPTIONS, PROPORTIONALLY TO THE REDEEMED VALUES, ON THE ADVANCE TERMINATION, ON THE FINAL EXPIRATION AND ON THE SETTLEMENT OF THE DEBT.
PARAGRAPH TWO – THE FINANCIAL CHARGES SET FORTH IN THE CAPUT OF THIS CLAUSE SHALL BE REQUIRED MONTHLY, ON THE BASE DATES, ON THE REDEMPTIONS, PROPORTIONALLY TO THE REDEEMED VALUES, ON THE ADVANCE TERMINATION, ON THE FINAL EXPIRATION AND ON THE SETTLEMENT OF THE DEBT, OR AS AGREED ON THE CREDIT USE PROPOSALS (ITEM 5) EXECUTED ON THE TIME OF THE RELEASES.
PARAGRAPH THREE – FOR THE PURPOSES OF WHAT IS SET FORTH IN THIS INSTRUMENT, IT IS CONSIDERED AS BASE DATE, ON EACH MONTH, THE DATE DEFINED FOR THE DEBIT OF THE INTERESTS – SET FORTH IN THE PROPOSALS FOR THE CREDIT USE, EXECUTED ON THE TIME OF THE RELEASES. IF THE BASE DATE SELECTED IS THE 29TH, 30TH OR 31ST DAY, ON THE MONTHS IN WHICH SUCH DATES DO NOT EXIST, IT SHALL BE CONSIDERED, AS BASE DATE, THE LAST DAY OF THE MONTH.
PARAGRAPH FOUR – IF THE BASE DATES SET FORTH IN THE CAPUT OF THIS CLAUSE DO NOT FALL UPON A BUSINESS DAY, THE APPLICATION OF THE INTERESTS IS DELAYED UP TO THE FOLLOWING BUSINESS DAY.
PARAGRAPH FIVE – THE INTERESTS, OTHER ACCESSORIES AND EXPENSES SHALL BE DEBITED TO THE BENEFICIARY’S CURRENT ACCOUNT WHEN REQUIRED.

PARAGRAPH SIX – THE RATE NEGOTIATED TO EACH USE OF RESOURCES SHALL BE SET FORTH ON THE CREDIT USE PROPOSALS, EXECUTED AT THE TIME OF THE RELEASES, REMAINING UNCHANGED THE CALCULATIONS, DEBITS AND REQUIREMENT FORMS, DEFINED UPON THE EXECUTION OF THIS AGREEMENT.

NINE – DEFAULT FINANCIAL CHARGES – In the event of noncompliance with any legal or conventional obligations, or in the event of advance termination hereof, the BENEFICIARY shall pay to the FINANCER, since the expiration and over the values in default, the financial charges set forth below, in replacement to the ordinary financial charges agreed pursuant to the clause(s) of Ordinary Financial Charges:
a) Stay commission at the market rate on the payment date, under the terms of the Resolution 1.129, as of May 15, 1986, of the Brazilian Monetary Council, calculated and debited/capitalized over the partial payments and on the settlement of the debt balance in default;
b) Arrears interest at the effective rate of one per cent (1%) per year, charged over the debt balances updated by the stay commission, pursuant to the previous item, calculated and debited/capitalized over the partial payments and on the settlement of the debit balance in default; and
c) Fine of two per cent (2%), calculated, debited and required on the dates in which partial payments are made, over the amortized values and, on the settlement of the debt, over the debit balance in default, sensitized by the charges set forth in letters "a" and "b".
SOLE PARAGRAPH – The charges set forth in letters "a" and "b" above shall be required along with the installments of principal, proportionally to the par values.

TEN - EXCESS TO THE LIMIT – The BENEFICIARY undertakes to pay the value exceeding the limit of the open credit within one (1) business day, as of the date in which it is charged, in addition to the charges in default, charged as of the date in which the excess is verified.
PARAGRAPH ONE – THE LACK OF PAYMENT OF THE VALUE CORRESPONDENT TO THE EXCESS OF THE LIMIT, WITHIN THE TERM SET FORTH HEREIN, SHALL IMPLY IN THE ADVANCE TERMINATION OF THIS INSTRUMENT.
PARAGRAPH TWO – The eventual tolerance by FINANCER, with respect to the excess to the limit, shall not constitute novation, allowance or change to the limit contracted or of any other conditions set forth herein.

ELEVEN - IOF – BENEFICIARY undertakes to pay the Tax on Financial Operations (IOF), according to the legislation in force, and, hereby, authorized the FINANCER to perform the debit in its deposits account, and the corresponding value shall be informed to it upon notice of debit and/or information on the current account statement.

TWELVE – PAYMENT FORM OF THE VALUES RELATED TO THE PRINCIPAL – The payment dates, as well as the values of the capital installments required shall be agreed upon on the Credit Use Proposals, to be forwarded by the BENEFICIARY, observing, further, the other conditions hereof.

THIRTEEN – EXPIRATION – On the regular expiration date hereof - 09/03/2012 (September 03, 2012) – without its renewal, or on the date of its advanced termination the BENEFICIARY shall pay, regardless of any judicial or extrajudicial notice, all liabilities arising out thereof, including: principal, commission, interests, other accessory and any other expenses.

SOLE PARAGRAPH – In the lack of payment of the debt balance and of the existing charges on the date of regular expiration or advanced termination of this Instrument, it shall be charged over the entire debit balance of the bound credit opening account, the charges set forth in clause "DEFAULT FINANCIAL CHARGES".

FOURTEEN – RENEWAL OF THE AGREEMENT – IF NOT SET FORTH OTHERWISE BY ANY OF THE PARTIES, THE TERM OF THIS INSTRUMENT, WHICH EXTENDS SINCE THE CONTRACT UP TO THE DATE OF THE FIRST EXPIRATION ON 09/03/2012 (SEPTEMBER 03, 2012) MAY BE AUTOMATICALLY AND SUCCESSIVELY RENEWED FOR ADDITIONAL PERIODS OF 12 MONTHS, KEEPING THE OTHER CLAUSES AND CONDITIONS AGREED.
FIFTEEN – ADVANCE TERMINATION – IF THE BENEFICIARY FAILS TO PAY TIMELY ANY OF THE

INSTALLMENTS SET FORTH HEREIN, OR IT DOES NOT HAVE SUFFICIENT BALANCE, ON THE DATES OF THE RESPECTIVE EXPIRATIONS, SO THAT THE FINANCER PROMOTES THE ACCOUNTING ENTRIES DESTINED TO ITS RESPECTIVE SETTLEMENTS, AS EXPRESSLY SET FORTH IN THE CLAUSE "AUTHORIZATION OF DIRECT DEBIT", AND THE FINANCER MAY CONSIDER TERMINATED IN ADVANCE, OF PLENO JURE, ALL OTHER INSTALLMENTS NOT YET PAYABLE, ASSUMED NOT ONLY HEREIN BUT ALSO IN OTHER INSTRUMENTS EXECUTED WITH THE FINANCER, AND DEMAND THE TOTAL OF THE DEBT ARISING OUT THEREOF, REGARDLESS OF EXTRAJUDICIAL OR JUDICIAL NOTICE. FINANCER MAY ALSO CONSIDER FULLY EXPIRED AND DEMANDABLE THE DEBT ARISING OUT OF THE EXISTING OPERATIONS WHEN THE BENEFICIARY OR THE JOINT OBLIGORS:
a) SUFFER A TRADE NOTE PROTEST, APPLY FOR THEIR EXTRAJUDICIAL, JUDICIAL RECOVERY OR BANKRUPTCY OR HAVE THEIR BANKRUPTCY OR CIVIL INSOLVENCY REQUIRED OR FOR ANY OTHER REASON TERMINATES THEIR ACTIVITIES;
b) INCUR IN A LAWSUIT OR FISCAL PROCEDURE CAPABLE OF PLACING UNDER RISK THE GUARANTEES CONSTITUTED OR COMPLIANCE WITH THE OBLIGATIONS ASSUMED HEREIN;
c) DIRECTLY OR BY MEANS OF AGENTS OR ATTORNEYS-IN-FACT, PROVIDE TO THE FINANCER INCOMPLETE OR CHANGED INFORMATION, INCLUDING BY MEANS OF PUBLIC OR PRIVATE DEED OF ANY NATURE;
d) DIRECTLY OR BY MEANS OF AGENTS OR ATTORNEYS-IN-FACT, FAIL TO PROVIDE INFORMATION THAT, IF OF KNOWLEDGE OF THE FINANCER, COULD CHANGE ITS OPTIONS AND/OR EVALUATIONS;
e) ENTER INTO DEFAULT IN OTHER OPERATIONS KEPT WITH THE FINANCER;
f) EXCEED THE LIMIT OF CREDIT GRANTED;
g) DEVIATE, IN WHOLE OR IN PART, THE GOODS PROVIDED IN GUARANTEE;
h) DO NOT KEEP UP TO DATE THE INSURANCES OF THE GOODS PROVIDED IN GUARANTEE; AND
i) NOT REINFORCE, WITHIN THE TERM SET FORTH IN THE NOTICE MADE BY THE FINANCER, THE GUARANTEES CONSTITUTED.

SIXTEEN – SUSPENSION OF CREDIT RELEASE – IN ADDITION TO THE EVENTS SET FORTH IN CLAUSE "ADVANCE TERMINATION", THAT GOVERNS THE CASES THAT MAY IMPLY IN THE ADVANCE TERMINATION OF THE EXISTING OPERATIONS, THE FINANCER MAY SUSPEND THE RELEASE OF NEW VALUES WHEN THE BENEFICIARY FAILS TO PRESENT TO THE FINANCER, WITHIN THE TERM INDICATED BY THIS LAST ONE, THE DOCUMENTATION REQUIRED FOR THE RENEWAL OF ITS LIMIT OF CREDIT, AS WELL AS WHEN THE BENEFICIARY OR THE JOINT OBLIGORS ARE ENTERED IN ANY CREDIT PROTECTION BODIES OR IN THE REGISTRY OF ISSUERS OF BAD CHEQUES (CCF), OR HAD THE CURRENT ACCOUNT CLOSED IN ANY CREDIT ESTABLISHMENT, AS A RESULT OF THE RULES ISSUED BY THE CENTRAL BANK OF BRASIL.

SEVENTEEN – MISCELLANEOUS – This Instrument may be terminated by any of the parties, upon previous, express and written notice, with a term of ten (10) days as of the issuance of the notice, remaining in force all obligations assumed, arising out of uses of the open credit made previously to the termination.

EIGHTEEN – PAYMENT – Any receipt of the installments out of the terms agreed shall constitute a simple tolerance, which will not affect in any way the dates of expiration or the other clauses and conditions hereof, nor will import in novation or change to what is agreed, including with respect to the default charges, giving rise to the payment of the debit. The amounts received to the credit of the BENEFICIARY shall be destined to the payment of the amounts listed below, mandatorily in the following order: fine, arrears interest, compensatory interests, stay commission, other accessories debited, principal owed and principal payable.

NINETEEN – REDUCTION OF THE OPEN CREDIT - THE BENEFICIARY IS AWARE THAT THE FINANCER MAY PROCEED WITH THE REDUCTION OF THE VALUE OF THE OPEN CREDIT AND THAT SUCH CHANGE, IF ANY, SHALL BE INFORMED BY MEANS OF NOTICE CONSIGNED IN THE STATEMENT OF THE DEPOSITS ACCOUNT NO. 000.005.236-1, KEPT BY THE BENEFICIARY, OR ANOTHER VALID FORMAL MEANS. IN SUCH CASES, IF THE DEBIT BALANCE IS SUPERIOR TO THE NEW VALUE OF THE CREDIT, THE OPERATION SHALL ENTER INTO AMORTIZATION SYSTEM, THE BENEFICIARY BEING OBLIGED TO PAY THE DIFFERENCE ASSESSED, UP TO THE ADJUSTMENT OF THE BALANCE USED TO THE NEW VALUE OF THE OPEN CREDIT. THE FAILURE TO COLLECT THE DEBIT BALANCE BY THE FINANCER SHALL CONSTITUTE SIMPLE TOLERANCE, NOT CONSTITUTING OR REPRESENTING AUTOMATIC RENEWAL.

TWENTY – FEES – In addition to the financial charges agreed, the BENEFICIARY authorizes FINANCER to debit in its deposit account, as compensation over services, the correspondent t the Credit Opening Fee (on the contract and renewal) and other fees applicable to the operation, in force at the time of the collection, set forth on the Bank Services Fees Table – Legal Entity, which is found available in any FINANCER’s branch. The BENEFICIARY represents to be aware that such debits shall be informed to it upon notice of debit and/or information on the current account statement.

TWENTY ONE – AUTHORIZATION FOR DIRECT DEBT - BENEFICIARY authorizes FINANCER to apply, on the partial or total coverage of the debit balance presented on the account of opening of credit, any amounts taken, at any title, at the credit of the deposits account.

TWENTY TWO – COMPENSATION OF CREDITS - BENEFICIARY, irrevocably and unconditionally, authorizes FINANCER to, regardless of previous notice, proceed with the compensation, set forth in article No. 368 of the Brazilian Civil Code, between the FINANCER credit, represented by the debit balance presented in the credit opening account, and the credits of any nature that the BENEFICIARY holds or may hold with the FINANCER.

TWENTY THREE – ASSIGNMENT OF CREDITS - FINANCER is authorized, at any time, to assign, transfer, guarantee the credit arising out hereof, as well as, assign the rights, titles, guarantees or interests to its third parties, as regulated by the Brazilian Monetary Council.

TWENTY FOUR - CREDIT INFORMATION SYSTEM OF THE CENTRAL BANK - SCR – BENEFICIARY represent to be aware that they were informed that:
I – the debits and responsibilities arising out of operations with credit characteristics made by them shall be registered on the Credit Information System of the Central Bank - SCR;
II – The SCR has the purpose of providing information to Bacen [Central Bank] for the purposes of supervision of the credit risk to which are exposed the financial institutions and provide for the interchange of information between such institutions with the purpose of credit and business decision making;
III - may have access to the data set forth in their name(s) at the SCR by means of the Public Services Central of Bacen (CAP);
IV – the requests of corrections, exclusions and manifestations of noncompliance with respect to the information set forth at the SCR must be directed to Bacen or to the institution responsible for the remit of the information, by means of written and based requirement, or, when the case may be, for the respective judicial decision;
V – the consultation to any information made available for the financial institutions and registered on their name(s), as responsible for debits or guarantees of operations, depends on the previous authorization.

TWENTY FIVE – TELEPHONE SERVICES CENTRAL – For eventual information, suggestions, complaints or any other clarification that may be required in respect to this Instrument, FINANCER makes available to the BENEFICIARY the following telephone numbers: BB-CABB Services Central:
- For capitals and metropolitan regions: 4004 0001;
- Other regions: 0800 729 0001;
SAC – Costumer Service: 0800 729 0722; Services Central for people with hearing disability or speech impediment: 0800 729 0088; BB Ombudsmen: 0800 729 5678.

TWENTY SIX – PAYMENT SITE – The duties and obligations of the BENEFICIARY shall be paid at FINANCER’s branch, in which it is kept its Legal Entities’ deposit account, site which is designated as the jurisdiction for this Instrument.
SOLE PARAGRAPH – The repeated payment in a location other than the designated site does not imply in the waiver by creditor to the payment site set forth herein.

TWENTY SEVEN – GUARANTEE – The following are also signatories to this Instrument: CIMCORP COMERCIO E SERVIÇOS DE TECNOLOGIA DE INFORMATICA LTD, headquartered in BARUERI - SP and enrolled with the CNPJ under No. 04.352.711/0001-86, which, work as guarantors and main payers, this guarantee being absolute, irrevocable, and unconditional, not being applicable any king of release, with guarantors expressly waiving to the benefits of articles 827, 830, 834, 835, 837 and 838, all articles of the Brazilian Civil Code, are jointly liable for the compliance with all obligations assumed by the BENEFICIARY herein, whether in the first term, whether on the eventual extensions, pursuant to the Clause "RENEWAL OF THE AGREEMENT".

TWENTY EIGHT – SPECIAL REPRESENTATION - BENEFICIARY represents, for the purposes of what is set forth in item II of Art. 11 of the Decree No. 6.321, as of December 21, 2007, not acquiring, intermediating, transporting or marketing a product or byproduct of animal or vegetal origin produced over an area object of embargo raised under the terms of Art. 16 of the Decree No. 6.514, as of July 22, 2008, or another legal rule replacing it, undertaking to inform the Banco do Brasil S.A., without delay up to the date of release of any credit pleaded by it, eventual facts or circumstances that may give rise to the framing in the legal provisions set forth herein.

This instrument is signed in three (03) counterparts, before the undersigned witnesses.

SAO PAULO-SP, September 09th, 2011.

FINANCER

BANCO DO BRASIL S.A. – Branch EMPRES .AV. PAULISTA-SP

Signed:	Initial:
KELLY CRISTIANE FERNANDES DE ARAUJO BEZERRA CPF:

Signed:	Initial:
LARRY CAPARELLI CPF:

BENEFICIARY (A) CIMCORP COMERCIO INTERNACIONAL E INFORMATICA SA CNPJ:

Signed: [illegible signature] JURI SAUÍKAS CPF:	Initial:

Signed: [illegible signature] TADEU VANI FUCCI CPF:	Initial:

GUARANTOR

CIMCORP COMERCIO E SERVIÇOS DE TECNOLOGIA DE INFORMATI CA LTD, headquartered in BARUERI – SP and enrolled with the CNPJ under No. _, herein represented by:

Signed: JOBELINO VITORIANO LOCATELI,	Initial:

WITNESSES

Name: CPF:	Name: CPF: